Exhibit 10.9

CONFIDENTIAL TREATMENT REQUESTED

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (hereinafter referred to as this “Agreement”), effective as of September 15, 2017 (the “Effective Date”), is entered into by and between Fred Mermelstein, Ph.D. and Janet Chollet, M.D., (collectively referred to as the “Licensors”), Pear Tree Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Licensee”), and Stephen Rocamboli (“Rocamboli”).

WHEREAS, the Licensors, are together the sole owners, applicants and inventors of United States Patent No. 9480662 entitled Compositions and methods for topical tamoxifen citrate therapy.

WHEREAS, on or about July 14, 2006 the Licensors and the Licensee entered into an exclusive license agreement whereby each of the Licensors licensed their entire right, title and interest for the United States and all foreign countries to certain other patent relating to the use of triphenylethylene derivatives to treat atrophic vaginitis, as such license has been amended from time to time, the last of such amendments on February 13, 2017 (“the Original License”),

WHEREAS, the Licensor’s, with the assistance of Mr. Rocamboli, have created new inventions that will be useful to the Company and the Company wishes to acquire the rights to such new inventions embodied in the Patent Rights (defined herein),

NOW, THEREFORE, it is agreed as follows:

ARTICLE 1 - DEFINITIONS

For the purposes of this License Agreement, the following words and phrases shall have the following meanings:

1.1 “Licensors” shall mean Fred Mermelstein, Ph.D. and Janet Chollet, M.D. the exclusive inventors and owners of United States Patent No. 9480662 entitled Compositions and methods for topical tamoxifen citrate therapy.  “Licensors” shall also include Stephen Rocamboli for the purposes of Articles 4, 5 and 15.

1.2“Licensee” shall mean Pear Tree Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal offices at 275 Grove Street, Suite 2-400, Newton MA 02494.

1.3 “Affiliate” shall mean, with respect to any Entity (as hereinafter defined), any Entity that directly or indirectly controls, is controlled by, or is under common control with such Entity.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.3.1“Control” shall mean, for this purpose, direct or indirect control of more than fifty percent (50%) of the voting securities of an Entity or, if such Entity does not have outstanding voting securities, more than 50% of the directorships or similar positions with respect to such Entity.

1.3.2“Entity” shall mean any corporation, association, joint venture, partnership, trust, university, business, individual, government or political subdivision thereof, including an agency, or any other organization that can exercise independent legal standing

1.4“Patent Rights” shall mean:

1.4.1All U.S. and foreign patents and patent applications set forth in Appendix I;

1.4.2Any later-filed United States and/or foreign patent applications based on the patent applications and/or patents listed in Appendix I, or corresponding thereto, including any continuations, continuations-in-part, divisional, reissues, reexaminations, or extensions thereof; and

1.4.3Any subsequent patent applications and/or patents relating to the use of tamoxifen or tamoxifen citrate to treat vaginal atrophy, including any continuations, continuations-in-part, divisional, reissues, reexaminations, or extensions thereof;

1.4.4Any patent applications and/or patents filed during the Term relating to any Improvement, including any continuations, continuations in part, divisional, reissues, reexaminations, or extensions thereof.

1.5“Know-how” shall mean all information (other than that contained in the Patent Rights) whether patentable or not (but which has not been patented) related to the use of tamoxifen to treat atrophic vaginitis or to Licensed Products and Licensed Processes (as defined below), including but not limited to formulations, materials, data, drawings and sketches, designs, testing and test results, regulatory information of a like nature, owned by the Licensors, which the Licensors has the right to disclose and license to the Licensee.

1.6“Licensed Product(s)” shall mean:

1.6.1Any product which is covered in whole or in part by a claim contained in the Patent Rights;

1.6.2Any product which is made and, or manufactured using a Licensed Process as defined below under 1.7.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.6.3Any product used to treat atrophic vagintis via vaginal administration of triphenylethylene derivatives, including but not limited to Tamoxifen.

1.7“Licensed Process(es)” shall mean any process or method, which is covered, in whole, or in part, by a claim contained in the Patent Rights.

1.8“Net Sales” shall mean:

1.8.1The amount billed, invoiced or received (whichever occurs first) for sales, leases or other transfers, by or on behalf of the Licensee or any of its Affiliates of Licensed Products or the practice of the Licensed Processes, occurring anywhere in the world, including countries and jurisdictions in which there are no Patent Rights underlying such Licensed Products or Licensed Processes, less the sum of

Authorized Deductions (as defined in Paragraph 1.9) in connection therewith;

1.8.2The fair market value of any non-cash consideration received for sales, leases or other transfers, by or on behalf of the Licensee or any of its Affiliates of Licensed Products or the practice of the Licensed Processes, occurring anywhere in the world, including countries and jurisdictions in which there are no Patent Rights underlying such Licensed Products or Licensed Processes, less the sum of Authorized Deductions) in connection therewith.

1.8.3On sales, leases or other transfers, by or on behalf of the Licensee or any of its Affiliates of Licensed Products or Licensed Processes to Licensee’s Affiliates or related parties that are end users of such Licensed Products or Licensed Processes, Net Sales means the consideration that would have been received in an arm’s length transaction, based on sales of like quantity and quality products or processes at or about the time of such transaction, less the sum of Authorized Deductions in connection therewith;

1.8.4Net Sales shall not include the sale or transfer of a Licensed Product to an Affiliate for the purpose of resale and shall not include a transfer solely for indigent or public support or compassionate use programs.

1.9“Authorized Deductions” in connection with Net Sales shall mean the following:

1.9.1Usual trade discounts to customers;

1.9.2Sales, tariff duties and/or use taxes directly imposed with reference to particular sales;

1.9.3Outbound transportation prepaid or allowed and transportation insurance;

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.9.4Amounts allowed or credited on returns;

1.9.5Bad debt deductions actually written off during the period;

1.9.6Government chargebacks; and

1.9.7Packaging and freight charges.

1.10“Improvements” means any modification, enhancement, or improvement of a Licensed Product or Licensed Process, or any inventions, discoveries, improvements (whether patentable or not), information, and data, owned or controlled by Licensors any time during the Term, which would be useful or necessary in the manufacture, use, or sale of any Licensed Product and the practice of which would infringe an issued or pending claim within the Patent Rights or other intellectual property rights owned or controlled by the Company directly relating to the use of tamoxifen or tamoxifen citrate to treat atrophic vaginitis or a Licensed Product.

1.11“Governmental Approval(s)” means any and all permits, licenses, approvals, and authorizations required by any competent authority, government regulatory agency, including but not limited to the FDA, MHLW, and the EMEA and their successor organizations, as a prerequisite to the development, manufacturing, packaging, marketing, and selling of a Licensed Product.

1.12“Valid Claim” means an issued claim included within the Patent Rights that has been filed in good faith and has not been withdrawn, permanently revoked, abandoned nor deemed unenforceable, unpatentable, or invalid by a decision of a court or other governmental agency of competent jurisdiction that is unappealable or unappealed in the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

ARTICLE 2 - GRANT

2.1The Licensors hereby grant to the Licensee and the Licensee accepts, subject to the terms and conditions of this Agreement, an exclusive, worldwide commercial license in all fields of use under the Patent Rights, and a license to make, have made, use, lease and/or sell Licensed Products, to practice Licensed Processes, and to utilize the Know-how (collectively referred to as the “License”).

2.2The Licensors grant to the Licensee the right to grant sublicenses to third parties under the License granted hereunder, provided that:

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.2.1Within thirty (30) days of the execution or receipt thereof, as applicable, the Licensee shall provide the Licensors with a copy of each sublicense issued hereunder and shall promptly deliver copies of all royalty reports received by the Licensee from such sublicensees.

2.2.2Any and all valid and effective sublicenses shall survive termination of this Agreement and be assigned to the Licensors, provided, however, the Licensors shall have no obligation to incur any obligations in excess of those of Licensors contained herein.  Notwithstanding the foregoing, the Licensee shall remain obligated to the Licensors for Licensee’s obligations under this Agreement without regard to the terms of any sublicense.

2.3The Licensee will own all Marketing Authorizations for each country in the Territory for Licensed Products.  Without limiting the generality of the foregoing, the Licensee shall prepare and submit in its own name and at its expense NDAs with the FDA in the U.S. and any other equivalent application with the competent authorities in other countries in the Territory.

2.3.1The Licensee shall secure and maintain in good standing, at its sole cost and expense, any and all governmental approvals (including, Marketing Authorizations, licenses, permits and consents, facility licenses and permits required by applicable laws or by the applicable competent authorities) necessary and/or required for the Licensee to perform its obligations under this Agreement and use commercially reasonable efforts at its cost and expense to secure and maintain any variations and renewals thereof.

2.3.2Licensors shall grant and hereby grant the Licensee a free of-charge right to reference and use and have full access to all preclinical and clinical data, information, and results, Governmental Approvals, and all other regulatory documents relating to or necessary (from a commercial perspective) for the development of Licensed Products, including but not limited to any IND, IDE, PMA, 510(k), NDA, DMF (whether as an independent document or as part of any Governmental Approval), and all chemistry, manufacturing and controls information, and any supplements, amendments or updates to the foregoing, where such regulatory documents are owned, licensed, or controlled by Licensors (for the purposes of this Article, the “Right of Reference”).  The Licensee may license the Right of Reference to Affiliates and to Sublicensees.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE 3 - DUE DILIGENCE

3.1The Licensee shall use its reasonable best efforts to bring Licensed Products and Licensed Processes to market through a thorough, vigorous and diligent development program for commercial exploitation of the Patent Rights and Know-how.

ARTICLE 4 - ROYALTIES AND OTHER CONSIDERATION

4.1Subject to Article 4.12, in consideration of the rights, privileges and the license granted hereunder, the Licensee shall pay to the Licensors as set forth in, and in accordance with the provisions of, this Article 4 until termination of this Agreement as hereinafter provided.  For good and valuable consideration, the receipt of which is hereby acknowledged by both the Company and the Licensors, Mr. Rocamboli shall be considered a Licensor for the purposes of this Article 4.

4.2The Licensee shall pay to Licensors:

4.2.1a non-refundable semi-annual royalty in an amount equal to [***] percent ([***]%) of Net Sales by the Licensee, or any Affiliate of the Licensee, of the Licensed Products or Licensed Processes distributed as follows:

(i)[***] Percent ([***]%) to Fred Mermelstein

(ii)[***] Percent ([***]%) to Janet Chollet

(iii)[***] Percent ([***]%) to Stephen Rocamboli

4.2.2With respect to any royalties received by Licensee or its Affiliate from sales by any sublicensee of Licensed Products or Licensed Processes (“Sublicense Royalties”), Licensee shall remit to Licensor a non-refundable semi-annual royalties in an amount equal to the greater of (a) [***] percent ([***]%) of the Sublicense Royalties and (b) [***] percent ([***]%) of Net Sales by any such sublicense, distributed among the Licensors as follows:

(i)[***] Percent ([***]%) to Fred Mermelstein

(ii)[***] Percent ([***]%) to Janet Chollet

(iii)[***] Percent ([***]%) to Stephen Rocamboli

4.3The Licensee agrees to pay to the Licensors, or its designee(s) the following additional consideration:

4.3.1The Milestone Payments set forth on Exhibit A attached hereto; and

4.3.2[***] percent ([***]%) of all sublicensing fees or other lump sum payments or other compensation received by the Licensee or an Affiliate from its sublicensees for the use, lease or sale of Licensed

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Products and Licensed Processes, excluding (i) payments used or reimbursed for research and development and (ii) payments received as a result of the issuance of debt or equity securities of the Licensee.

4.4No multiple royalties shall be payable because the use, lease or sale of any Licensed Product or Licensed Process is, or shall be, covered by more than one Valid Claim contained in the Patent Rights.  Additionally, royalties shall be paid to Licensors for the sale of a Licensed Product based upon only one of Articles 4.2.1 or 4.2.2 above, but in no case both (that is, royalties due to Licensors on direct sales of a Licensed Product by the Licensee or its Affiliates to a Third Party shall be based only on Article 4.2.1, while royalties on sales of a Licensed Product by the Licensee’s Sublicensees to a Third Party shall be based only on Article 4.2.2, so as to avoid double counting).

4.5In the event that a Licensed Product is sold in the form of a combination product, containing one or more products or technologies that are themselves not a Licensed Product, the Net Sales for such combination product shall be calculated by multiplying the sales price of such combination product by the fraction A/(A+B) where A is the invoice price of the Licensed Product (or, if sold to an Affiliate, the Fair Market Value of the Licensed Product) and B is the total invoice price of the other products or technologies (or, if purchased from an Affiliate, the Fair Market Value of the other products or technologies).  In the case of a combination product which includes one or more Licensed Products, (i) the Net Sales for such combination product upon which the royalty due to the Licensors is based shall not be less than the normal aggregate Net Sales for such Licensed Product, (ii) the invoice price or Fair Market Value of each product must be set in good faith and (iii) the invoice price or Fair Market Value for a Licensed Product shall never be less than the greater of aggregate invoice price of the other products or technologies.  Notwithstanding the foregoing, the royalties payable pursuant to this Article 4.5 shall never be less than [***]% of Net Sales and are payable among the Licensor and Rocamboli as set forth in Article 4.2.1.

4.6Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts or at such other place as the Licensors may reasonably designate consistent with the laws and regulations controlling in any foreign country.  Any withholding taxes that the Licensee, its affiliate or any sublicensee shall be required by law to withhold on remittance of the royalty payments shall be deducted from such royalty payment to the Licensors.  The Licensee shall furnish the Licensors with the original copies of all official receipts for such taxes.  If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

using the exchange rate prevailing at Citibank, N.A. in New York, New York on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

4.7Royalties payable to the Licensors shall be paid semi-annually on or before the thirtieth (30th) day of June and the thirty-first (31st) day of December of each calendar year.  Each such payment shall be for unpaid royalties which accrued within or prior to the Licensee’s two most recently completed fiscal quarters.

4.8To the extent that the Licensee or any Affiliate of the Licensee is required, by order or judgment of any court to obtain in any jurisdiction any license from a third-party in order to make, use or sell any Licensed Product or Licensed Process (“Third-Party License Fee”), then up to [***] percent ([***]%) of the Third-Party License Fee in such jurisdiction may be deducted from royalties otherwise payable to the Licensors hereunder, provided that in no event shall the aggregate royalties payable to the Licensors in any semi-annual period in such jurisdiction be reduced by more than [***] percent ([***]%) as a result of any such deduction, and provided further that any excess allowable deduction remaining as a result of such limitation may be carried forward to subsequent periods.

4.9Amounts owed under this Article 4 that are not paid when due shall accrue interest from the due date until paid, at a rate equal to the then prevailing prime rate of Citibank, N.A., plus [***] percent ([***]%).

4.10On a country-by-country and Licensed Product-by-Licensed Product basis, upon the later of (i) 20 years and (ii) the date of the last to expire Valid Claim contained in the Patent Rights covering a Licensed Product or Licensed Process in such country (such expiration including, for purposes hereof, the date upon which no Valid Claims remain with respect to a particular country, even if such date occurs prior to patent issuance), the Licensee’s obligation to remit royalty payments to Licensors resulting from sales from a country in which there is no longer a Valid Claim shall be reduced by [***] ([***]%) percent until such time as until such time as the Company no longer has “de facto exclusivity” for the applicable in a particular country.  The Company will no longer have de facto exclusivity in a particular country if a third party (i) has obtained approval for sale (if required) in that country for a product which contains the same active ingredient and which is approved for the same indication as the Product in that country and (ii) has made at least one commercial sale for value of a competitive product in that country within [***] ([***]) months prior to or after the fiscal quarter in which the royalty calculation is being made, provided, however, that the Company shall not be deemed to have “de facto exclusivity” in a particular country to the extent that such “de facto exclusivity” is primarily attributable to Patent Rights owned by, or licensed to, the Company.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

4.11Notwithstanding anything in this Section 4, no payment shall be due under this Agreement if such similar payment is made under the terms of the Original License.  For instance, and by way of example only, if royalties are paid pursuant to the Original License for a particular year as a result of sales of a Licensed Product in a particular country, then royalties shall not be due under this Agreement for such Licensed Product for such year and for such sales in such country.  Additionally, by way of example only, if a milestone payment in Appendix A is remitted pursuant to the Original License, then it shall not be due under this Agreement and shall have been deemed to be paid.  Payments are only made pursuant to this Agreement if and when (i) they are due under this Agreement but not otherwise due under the Original License and (ii) if the Original License terminates or expires upon its terms.  The Licensee shall also remit payments to the Licensors under this Agreement if the same payment is reduced under the terms of the Original License, but would not have been reduced under this Agreement.  In such a case, the balance of the payment not otherwise remitted under the Original License shall be remitted pursuant to this Agreement.

ARTICLE 5 - REPORTS AND RECORDS

5.1The Licensee shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to the Licensors by way of Article 4 as aforesaid.  Said books of account shall be kept at the Licensee’s principal place of business and up to two times per year the supporting data for the three (3) prior calendar years shall, upon reasonable notice to the Licensee, be open for inspection by an auditor selected by the Licensors, except one to whom the Licensee has reasonable objection, for the purpose of verifying the Licensee’s royalty statement or compliance in other respects with this License Agreement.  If an inspection shows an under reporting or underpayment in excess of the greater of [***] dollars ($[***]) or [***] percent ([***]%) of royalties payable for any twelve (12) month period, then the Licensee shall reimburse the Licensors for the cost of the inspection at the time the Licensee pays the unreported royalties, including any late charges as required by Paragraph 5.4 of this Agreement.  All payments required under this Article 5 shall be due within sixty (60) days of the date the Licensors provide the Licensee notice of the payment due.

5.2Within sixty (60) days from the end of each quarter of each calendar year, the Licensee shall deliver to the Licensors complete and accurate reports, giving such particulars of the business conducted by the Licensee during the preceding quarter under this License Agreement as shall be pertinent to a royalty accounting hereunder.  These shall include at least the following:

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

5.2.1All Licensed Products and Licensed Processes used, leased or sold, by or for the Licensee, its Affiliates or any sublicensees.

5.2.2Total amounts invoiced for Licensed Products and Licensed Processes used, leased or sold, by or for the Licensee, its Affiliates or any sublicensees.

5.2.3Deductions applicable in computed “Net Sales” as defined in Paragraph 1.9.

5.2.4Total royalties due based on Net Sales by or for the Licensee, its Affiliates or any sublicensee, any lump sum payment due to the Licensors, if any, pursuant to Paragraph 4.3.2.

5.2.5Names and addresses of all sublicensees and Affiliates of the Licensee.

5.3The Licensee agrees to forward to the Licensors semi-annually a copy of any report, which is in substance similar to the report required by this Article 5, received from any sublicensee and other documents received from any sublicensee as the Licensors may reasonably request, as may be pertinent to an accounting of royalties.

5.4The Licensors agrees to hold in confidence each report delivered by the Licensee pursuant to this Article 5 until the termination of this Agreement.  Notwithstanding the foregoing, the Licensors may disclose any such information required to be disclosed pursuant to any judicial, administrative or governmental request, subpoena, requirement or order, provided that the Licensors takes reasonable steps to provide the Licensee with the opportunity to contest or seek an appropriate order of protection in connection with such request, subpoena, requirement or order.

5.5Mr. Rocamboli shall be considered a Licensor for the purposes of this Article 5.  Additionally, if no payments are due under this Agreement because such payments are made under the Original License, then the Company shall remit a notice to the Licensors, at the time of issuance of such payments under the Original License, stating that no payments are due under this Agreement.

ARTICLE 6 - PATENT PROSECUTION AND MAINTENANCE

6.1The Licensee shall assume all future patent expenses.

6.2The Licensee shall diligently prosecute and maintain the Patent Rights as set forth in Appendix I hereto (as the same may be amended or supplemented from time to time after the date hereof), including, but not limited to, the filing of patent applications for inventions and Improvements, utilizing such patent counsel as may be mutually agreed upon by the parties hereto.  Licensee agrees to diligently file, prosecute and maintain the

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Patent Rights in at least the United States, Canada, Japan, Australia, the United Kingdom, Germany, Spain, France and Italy, if possible.  Licensors shall notify Licensee immediately upon the creation or invention of any Improvement.  The Licensee agrees to keep the Licensors reasonably well informed with respect to the status and progress of any such applications, prosecutions and maintenance activities including and to consult in good faith with the Licensors and take into account the Licensors’ comments and requests with respect thereto.  Both parties agree to provide reasonable cooperation to each other to facilitate the application and prosecution of patents pursuant to this Agreement.

6.3The Licensee may, in its discretion, elect to abandon any patent application or issued patent comprising the Patent Rights.  Prior to any such abandonment, the Licensee shall give the Licensors at least sixty (60) days notice and a reasonable opportunity to take over prosecution of such Patent Rights.  In such event, the Licensors shall have the right, but not the obligation, to commence or continue such prosecution and to maintain any such Patent Rights under its own control and at its expense and the Licensee shall then make no further use of any such Patent Rights.  The Licensee agrees to cooperate in such activities, including execution of any assignments or other documents necessary to enable the Licensors to obtain and retain sole ownership and control of such Patent Rights.

6.4The Licensee shall promptly notify Licensors of the issuance of each Governmental Approval and, where reasonably possible and reasonably useful or valuable in the commercialization of Licensed Products, use commercially reasonable efforts to apply or enable Licensee to apply for a patent term extension, adjustment or restoration, supplementary protection certificate, or other form of market exclusivity conferred by applicable laws (collectively, “Patent Term Extensions”).  Licensors shall, to the extent reasonably possible and reasonably useful or valuable in the commercialization of Licensed Products, use commercially reasonable efforts to, if and as requested by the Licensee, obtain (or assist the Licensee in obtaining) all available Patent Term Extensions.  The parties hereto shall cooperate with each other in obtaining Patent Term Extensions wherever and whenever applicable, reasonably possible to obtain, and reasonably useful or valuable in the commercialization of Licensed Products.

ARTICLE 7 - TERMINATION

7.1Unless terminated pursuant to this Article 7, this Agreement shall remain in full force and effect for the later to occur of (i) twenty five (25) years or (ii) the last to expire Valid Claim contained in the Patent Rights.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

7.2If the Licensee shall become bankrupt, or shall file a petition in bankruptcy, or if the business of the Licensee shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of the Licensee or otherwise, this License Agreement shall automatically terminate.

7.3Subject to Article 8.3, in the event that the Licensee fails to make payment to the Licensors of royalties due in accordance with the terms of this Agreement, provided such failure to make payment is not as a result of a bona fide dispute between the Licensors and the Licensee, the Licensors shall have the right to terminate this License Agreement within [***] ([***]) days after giving said notice of termination unless the Licensee shall pay to the Licensors, within the [***]-day period, all such payments due and payable under Article 4.  Subject to Article 8, upon the expiration of the [***]-day period, if the Licensee shall not have paid all such royalties due and payable, the rights, privileges and the License granted hereunder shall, at the option of the Licensors, immediately terminate.

7.4Subject to Article 8.3, upon any material breach or default of this License Agreement by the Licensee, other than as set forth in Paragraphs 7.2 and 7.3 hereinabove, the Licensors shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder upon giving ninety (90) days notice to the Licensee.  Such grounds for termination include, but shall not be limited to, [***].  Such termination shall become effective immediately upon the expiration of the ninety (90) day period referred to above, unless the Licensee shall have cured any such breach or default prior thereto.

7.5The Licensee shall have the right at any time to terminate this Agreement by giving sixty (60) days notice thereof in writing to the Licensors.

7.6Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination or obligations under Articles 4, 5, 8, 9, 10, 15 and 16.  The Licensee and/or any sublicensee thereof may, however, at any time after the effective date of such termination and continuing for a period not to exceed six (6) months thereafter, sell all completed Licensed Products, and any Licensed Products in the process of manufacture at the time of such termination, and complete manufacturing and sell the same, provided that the Licensee shall pay or cause to be paid to the Licensors the royalties thereon as required by Article 4 of this License Agreement and shall submit the reports required by Article 5 hereof on the sales of Licensed Products.

7.7Upon the expiration of the Term, the Licensee shall have a fully paid, royalty free license to the Licensed Products and Licensed Processes, Improvements and Know how.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

7.8Upon termination of this Agreement, except pursuant to Paragraph 7.7 hereof, the Licensee shall have no future rights to the Patent Rights and Know-how granted hereunder, and shall make no further use thereof, including the manufacture, use or sale of Licensed Products or Licensed Processes, except as otherwise set forth herein.

ARTICLE 8 - ARBITRATION

8.1Any dispute arising from or relating to this Agreement shall be determined before a tribunal of three (3) arbitrators in Cambridge or Boston, Massachusetts in accordance with the rules of the American Arbitration Association.  One arbitrator shall be selected by the Licensors, one arbitrator shall be selected by the Licensee and the third arbitrator shall be selected by mutual agreement of the first two arbitrators.

8.2The costs of such arbitration shall be borne proportionate to the finding of fault as determined by the Arbitrator.  Judgment on the arbitration award may be entered by any court of competent jurisdiction.

8.3Notwithstanding anything in this Agreement, if a good faith dispute is addressed by the parties hereto pursuant to this Article 8, this Agreement shall remain in full force and effect until such dispute is resolved.  All applicable statues of limitations and time-based defenses shall be tolled while any good faith negotiation or mediation procedures are pending or ongoing.

ARTICLE 9 - INFRINGEMENT AND OTHER ACTIONS

9.1The Licensee and the Licensors shall promptly provide written notice, to the other party, of any alleged infringement by a third party of the Patent Rights and provide such other party with any available evidence of such infringement.

9.2During the Term, the Licensee shall have the right, but not the obligation, to prosecute and/or defend, at its own expense and utilizing counsel of its choice, any infringement of, and/or challenge to, the Patent Rights.  No settlement, consent judgment or other voluntary final disposition of any such suit may be entered into without the consent of the Licensors, which consent shall not be unreasonably withheld.  The Licensee shall indemnify and hold the Licensors harmless against any costs, expenses or liability that may be found or assessed against the Licensors in any such suit other than resulting from the Licensors’ gross negligence, recklessness or willful misconduct.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

9.3Any recovery of damages by the Licensee, in any such suit, shall be applied first in satisfaction of any unreimbursed expenses and legal fees of the Licensee relating to the suit and then to the Licensors for any credited royalties.  The balance remaining from any such recovery shall be treated as royalties received by the Licensee from sublicensees and shared by the Licensors and the Licensee [***] percent ([***]%) to the Licensee and [***] percent ([***]%) to the Licensors.

9.4If within ninety (90) days from receipt of notice by the Licensee of any alleged infringement, the Licensee shall have been unsuccessful in persuading the alleged infringer to desist, or shall not have brought and shall not be diligently prosecuting an infringement action, or if the Licensee shall notify the Licensors, at any time prior thereto, of its intention not to bring suit against the alleged infringer, then, and in those events only, the Licensors shall have the right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the Patent Rights, and the Licensors may, for such purposes, join the Licensee as a party plaintiff.  The total cost of any such infringement action commenced solely by the Licensors shall be borne by the Licensors and the Licensors shall keep any recovery or damages for infringement or otherwise derived therefrom and such shall not be applicable to any royalty obligation of the Licensee.

9.5In any suit to enforce and/or defend the Patent Rights pursuant to this License Agreement, the party not in control of such suit shall, at the request and expense of the controlling party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

ARTICLE 10 - LIMITATION OF LIABILITY INDEMNITY REPRESENTATIONS AND WARRANTIES

10.1The Licensors, by this License Agreement, makes no representations or warranties as to the validity and/or breadth of the inventions contained in the Patent Rights and the Licensee so acknowledges.  The Licensors, by this License Agreement makes no representations or warranties as to patents now held or which will be held by others in the field of the Licensed Products and/or Licensed Processes for a particular purpose.

10.2EXCEPT AS MAY BE EXPRESSLY PROVIDED HEREIN, THE LICENSORS DOES NOT MAKE, AND EXPRESSLY DISCLAIMS ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.3The Licensee agrees to defend, indemnify and hold the Licensors harmless from and against all liability, demands, damages, including without limitation, expenses or losses including death, personal

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

injury, illness or property damage (each a “Claim”) arising directly or indirectly: (a) out of use by the Licensee or its transferees of inventions licensed or information furnished under this License Agreement or (b) out of any use, sale or other disposition by the Licensee or its transferees of Patent Rights, Licensed Products or Licensed Processes, except to the extent, in each such case, that such Claim results from or arises out of the Licensors’ gross negligence, recklessness or willful misconduct.  The Licensee agrees that any sublicense agreement it enters relative to the Licensed Products and/or Licensed Processes shall contain a covenant by such sublicensee providing for the indemnification of the Licensors as provided in this Article.

10.4At such time when the Licensee has developed Licensed Products for sale, the Licensee shall obtain and carry in full force and effect commercial, general liability insurance, which shall protect the Licensee and the Licensors with respect to events covered by Paragraph 10.3 above.  Such insurance shall be written by a reputable insurance company, shall list the Licensors as an additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to the Licensors prior to any cancellation or material change thereof.  The limits of such insurance shall not be less than two million dollars ($2,000,000) per occurrence with an aggregate of five million dollars ($5,000,000) for personal injury or death, and one million dollars ($1,000,000) per occurrence with an aggregate of three million dollars ($3,000,000) for property damage.  The Licensee shall provide the Licensors with Certificates of Insurance evidencing the same.

10.5Notwithstanding the foregoing, if the requirements of Paragraph 10.4 are not consistent with general industry norms or good business practices at the time, the Licensors and Licensee agree to negotiate in good faith to modify this Paragraph 10.4; provided, however, that if the Licensee, using good-faith reasonable efforts, cannot obtain the insurance required by Paragraph 10.4 at rates that are prudent given the Licensee’s financial position as determined by the Board of Directors of the Licensee at the time such insurance is required then the Licensors agrees to waive the requirements of Paragraph 10.4 until a determination by the Board of Directors of the Licensee that the Licensee’s financial position permits it to obtain the insurance required by Paragraph 10.4.

10.6To the Licensors’ knowledge and belief: (i) the Licensors has all right, title, and interest in and to the Patent Rights, including exclusive, absolute, irrevocable right, title and interest thereto, free and clear of all liens, charges, encumbrances or other restrictions or limitations of any kind whatsoever; (ii) the Licensors have not been notified of any claim, pending or threatened, of infringement, interference or invalidity regarding any part or all of the Patent Rights or Know-how or their use; and there are no inventors of Patent Rights other than those listed as

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

inventors on applications filed for such Patent Rights.  Notwithstanding the foregoing, the Licensors do not warrant that there are no third party rights which may reasonably lead, to a claim of infringement or invalidity regarding any part or all of the Patent Rights and their use as contemplated in the underlying patents.

ARTICLE 11 - ASSIGNMENT

11.1This Agreement and the rights and duties pertaining hereto may not be assigned by either party without first obtaining the written consent of the other, which consent shall not be unreasonably withheld.  Any such purported assignment, without the written consent of the other party, shall be null and of no effect.  Notwithstanding the foregoing, the Licensee may assign this Agreement (i) to a purchaser, merging or consolidating corporation, or acquirer of substantially all of the Licensee’s assets or business and/or pursuant to any reorganization qualifying under section 368 of the Internal Revenue Code of 1986 as amended, as may be in effect at such time, or (ii) to an Affiliate of the Licensee subject to the consent of the Licensors which consent shall not be unreasonably withheld.

ARTICLE 12 - PAYMENT OF FEES AND EXPENSES

12.1Each of the Licensee and the Licensors shall be responsible for their own expenses relating to the preparation and consummation of this Agreement and the agreements and transactions contemplated hereby.

ARTICLE 13 - USE OF NAMES

13.1Nothing contained in this Agreement shall be construed as granting any right to the Licensee or its Affiliates to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of the Licensors or any of its units (including contraction, abbreviation or simulation of any of the foregoing) without the prior, written consent of the Licensors; provided, however, that the Licensors acknowledges and agrees that the Licensee may use the name of the Licensors in various documents used by the Licensee for capital raising and financing without such prior written consent and where the use of such names may be required by law.  The Licensee agrees to promptly provide the Licensors with a copy of any documents used by the Licensee, which contain the name of the Licensors.

13.2The Licensors may act as a consultant and scientific advisor to the Licensee with respect to the licenses granted to the Licensee hereunder, subject to the policies, if any, of the Licensors.  However, nothing herein shall be deemed to establish a relationship of principal and agent between the Licensors and the Licensee, nor any of their agents or employees for any purpose whatsoever.  This Agreement shall not be construed as creating a

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

partnership between the Licensors and the Licensee, or as creating any other form of legal association or arrangement which would impose liability upon one party for the act or failure to act of the other party.

ARTICLE 14 - PAYMENTS NOTICES AND OTHER COMMUNICATIONS

14.1Any payment, notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and sent by certified first class mail, postage prepaid, by hand delivery or by facsimile if confirmed in writing, in each case effective upon receipt, at the addresses below or as otherwise designated by written notice given to the other party:

In the case of the Licensors:

Bymer, Inc. (Fred Mermelstein, Ph.D.)

30 Colbert Road E

Newton, MA

(617) 349-4511 (Office)

(212) 844-9528 (Cell)

Janet Chollet, M.D.

[address]

Stephen Rocamboli

c/o Integrin Partners

275 Grove Street, Suite 2- 400

Newton, MA 02494

In the case of the Licensee:

Pear Tree Pharmaceuticals, Inc.

275 Grove Street, Suite 2-400

Newton, MA 02466

ARTICLE 15 - CONFIDENTIALITY

15.1Any proprietary or confidential information relating to the Licensed Products and Licensed Processes (including but not limited to Know-how and patent prosecution documents relating to Patent Rights) collectively constitute the “Confidential Information.” The Licensee, Rocamboli and the Licensors agree that they will not use the Confidential Information for any purpose unrelated to this Agreement, and will hold it in confidence during the term of this Agreement and for a period of five (5) years after the termination or expiration date of this Agreement.  The Licensee, Rocamboli and the Licensors shall exercise with respect to such the Confidential Information the same degree of care as the Licensee and the Licensors exercise with respect to their own confidential or proprietary information of a similar nature (but no less than reasonable care), and shall not disclose it or permit its disclosure to any third party (except to those of its employees, consultants, or agents who are bound by the same obligation of

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

confidentiality as the Licensee and the Licensors are bound pursuant to this Agreement).  However, such undertaking of confidentiality by the Licensee or the Licensors shall not apply to any information or data which:

15.1.1The receiving party receives at any time from a third party lawfully in possession of same and having the right to disclose same;

15.1.2Is, as of the date of this Agreement, in the public domain, or subsequently enters the public domain through no fault of the receiving party;

15.1.3Is independently developed by the receiving party as demonstrated by written evidence without reference to information disclosed to the receiving party;

15.1.4Is disclosed pursuant to the prior written approval of the disclosing party; and

15.1.5Is required to be disclosed pursuant to law or legal process (including, without limitation, to a governmental authority) provided, in the case of disclosure pursuant to legal process, reasonable notice of the impending disclosure is provided to the disclosing party and disclosing party has agreed to such disclosure in writing or has exhausted its right to contest such disclosure.

ARTICLE 16 - MISCELLANEOUS PROVISIONS

16.1This License Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of laws.

16.2If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, the Licensee shall assume all legal obligations to do so and the costs in connection therewith.

16.3The Licensee shall observe all applicable United States and foreign laws with respect to the use, sale manufacture and transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the regulations of the Food and Drug Administration and its foreign equivalents, the International Traffic in Arms Regulations (ITAR), and the Export Administration Regulations.

16.4The parties hereto acknowledge that this Agreement, including the Appendices and documents incorporated by reference, sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change of modification except by the execution of a written instrument subscribed to by the parties hereto.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

16.5The provisions of this License Agreement are severable, and in the event that any provision of this License Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

16.6The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this License Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

16.7The headings of the several articles are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

16.8This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.

16.9This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

16.10Each party hereto shall be excused from any breach of this Agreement which is proximately caused by governmental regulation, act of war, strike, act of God or other similar circumstance normally deemed outside the control of the parties.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties hereto have executed this License Agreement, by proper persons thereunto duly authorized.

PEAR TREE PHARMACEUTICALS, INC.LICENSORS:

By: /s/ Stephen Rocamboli	By: /s/ Fred Mermelstein
Stephen Rocamboli	Fred Mermelstein
President

By: /s/ Janet Chollet
By: /s/ Fred Mermelstein	Janet Chollet
Fred Mermelstein
As to ROCAMBOLI

By: /s/ Stephen Rocamboli
Stephen Rocamboli

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX 1

Title: Compositions and methods for topical tamoxifen citratetherapy

US Patent number: 9480662

Type: Grant

Filed: May 1, 2015

Date of Patent: November 1, 2016

Inventors: Janet A. Chollet, Fred H. Mermelstein

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

PERFORMANCE MILESTONE PAYMENTS

Subject to Article 4.1, To ensure that the Licensee is diligently pursuing the development and commercialization of the Licensed Products and Licensed Processes, in further consideration of the license and options granted herein, the Licensee shall make the following payments (the “Milestone Payments”) in accordance with the following schedule:

MILESTONE	AMOUNT
Commencement of Phase 11/111 Phase Ill pivotal trial for each Licensed Product	$[***]
New Drug Application (NDA) [2] for each Licensed Product	$[***]
NDA Approval for each Licensed Product	$[***]
First Commercial Sale for each Licensed Product	$[***]

Any Milestone Payments made in accordance with the above shall be distributed as follows:

[***]% to Fred Mermelstein

[***]% to Stephen Rocamboli

[***]% to Janet Chollet

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.